SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2010

Vertical Computer Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28685	65-0393635

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Renner Road, Suite 300
Richardson, Texas 75082

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: (972) 437- 5200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of Vertical Computer Systems, Inc. (the “Company”) declared a dividend, payable to stockholders of record on June 21, 2010 (the “Record Date”), of one right (a “Right”) for each outstanding share of Common Stock of the Company, par value $0.00001 per share (the “Common Shares”), to purchase 1/10,000th of a share of Series A-1 Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Shares”), at a price of $30.00 per share (such amount, as may be adjusted from time to time as provided in the Rights Agreement, the “Purchase Price”).  In connection therewith, the Company entered into a Rights Agreement, dated June 9, 2010 (as the same may be amended from time to time, the “Rights Agreement”) with Olde Monmouth Stock Transfer Co., Inc., as Rights Agent (the “Rights Agent”).  The Company’s press release related to the foregoing is attached hereto as Exhibit 99.1.

The following summary of the Rights Agreement is a general description only and is qualified in its entirety by the full text of the Rights Agreement which is attached as Exhibit 4.1 hereto and incorporated by reference herein.  The Certificate of Designation establishing the Preferred Shares is attached as Exhibit 3.1 hereto.

Effectiveness.  The Rights Agreement became effective on June 9, 2010 (the “Effective Date”).  Rights will be issued in respect of all outstanding Common Shares on the Record Date, and for all Common Shares issued after the Record Date and, subject to the next sentence, prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the Expiration Date (as defined below).  Rights may be distributed with respect to Common Shares issued after the Distribution Date only in certain limited circumstances as described in the Rights Agreement (such as the issuance of Common Shares pursuant to stock options, employee compensation or benefit plans and convertible securities).

Term.  The Rights will expire on the tenth anniversary of the date the Rights Agreement is entered into (the “Expiration Date”), unless earlier redeemed or canceled by the Company as provided below.

Exercisability.  Initially, the Rights will not be exercisable.  The Rights will become exercisable upon the earlier of the following dates (such date, the “Distribution Date”):

•
such date the Company learns that a person or group (including any affiliates or associate of such person or group) has acquired, or obtained the right to acquire, beneficial ownership (as defined in the Rights Agreement) of more than 15% of the outstanding Common Shares of the Company (or, in the case of any person with beneficial ownership of more than 15% at the Record Date, any additional Common Shares is acquired by such person (except upon exercise of certain stock options or vesting of restricted shares)) (any such person or group, an “Acquiring Person”); and

•
such date, if any, as may be designated by the Board following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Shares which could result in a person or group becoming the beneficial owner of more than 15% of the outstanding Common Shares of the Company.

Rights Certificates and Detachability.  Prior to the Distribution Date, the Rights will be represented by the certificates for Common Shares, and the Rights will be transferable only with the related Common Shares certificates and will be automatically transferred with any transfer of the related Common Shares.  After the Distribution Date, the Rights will “detach” from the Common Shares and will be separately transferable.

Terms of Preferred Shares.  The terms of the Preferred Shares issuable upon exercise of the Rights are designed so that each 1/10,000th of a Preferred Share is intended to be equivalent to one whole Common Share of the Company.

Dilution Adjustments.  The amount of Preferred Shares issuable upon exercise of the Rights is subject to adjustment by the Board in the event of any change in the Common Shares or Preferred Shares, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares, Preferred Shares or otherwise.

The Flip-In Provision.  Subject to future amendment of the Rights Agreement, at such time as any person or group becomes an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise of the Right and the payment of the Purchase Price, that number of 1/10,000ths of a Preferred Share equal to the number of Common Shares which at the time of the applicable triggering transaction would have a market value of twice the Purchase Price.  However, any Rights that are or previously were beneficially owned by an Acquiring Person, on or after the Distribution Date, will become null and void and will not be subject to the “flip-in” provision.

The Flip-Over Provision.  In the event the Company is acquired in a merger or other business combination by an Acquiring Person, or 50% or more of the Company’s assets are sold to an Acquiring Person, each Right will entitle its holder to purchase Common Shares in the surviving entity at 50% of market price (subject to certain exceptions as further described in the Rights Agreements).  As with the “flip-in” provision, any Rights that are or previously were beneficially owned by an Acquiring Person on or after the Distribution Date will become null and void.

Exchange.  After any person or group becomes an Acquiring Person, the Board may elect to exchange each Right (other than Rights owned by an Acquiring Person) for consideration per Right consisting of one-half of the Preferred Shares (or fraction thereof) securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement (or, under certain circumstances, an equivalent value in cash, Common Shares or other securities).

Redemption.  The Rights are redeemable by the Board at a redemption price of $0.00001 per Right (the “Redemption Price”) any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date.  Immediately upon the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment.  At any time prior to such time as any person or group becomes an Acquiring Person, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which a Distribution Date shall occur, the amount of the Purchase Price, the definition of “Acquiring Person” or the time during which the Rights may be redeemed).

Voting.  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description of Exhibit
3.1	Certificate of Designation of Series A-1 Preferred Stock.
4.1	Rights Agreement, dated as of June 9, 2010, between Vertical Computer Systems, Inc. and Olde Monmouth Stock Transfer Co., Inc., as Rights Agent.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc.

Dated: June 14, 2010	By:	/s/ Richard Wade
Richard Wade, President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
3.1	Certificate of Designation of Series A-1 Preferred Stock.
4.1	Rights Agreement, dated as of June 9, 2010, between Vertical Computer Systems, Inc. and Olde Monmouth Stock Transfer Co., Inc., as Rights Agent.
99.1	Press Release.